EXHIBIT 21

X-RITE, INCORPORATED

LIST OF CONSOLIDATED SUBSIDIARIES

1.	X-Rite Global, Incorporated

2.	X-Rite Holdings, Inc.

3.	GretagMacbeth, LLC

4.	X-Rite MA, Incorporated

5.	Monaco Acquisition Company

6.	OTP, Inc.

7.	Holovision Acquisition Company

8.	XR Ventures LLC

9.	Pantone, Inc.

10.	Pantone Germany, Inc.

11.	Pantone India, Inc.

12.	Pantone UK, Inc.

13.	Pantone Asia, Inc.

14.	Pantone Japan, Inc.

15.	Amazys Holding AG

16.	X-Rite Holding AG

17.	Amazys Beteiligungen GmbH

18.	X-Rite Europe AG (f/k/a Gretag-Macbeth AG)

19.	X-Rite International, Inc.

20.	X-Rite Méditerranée SARL

21.	X-Rite Italy S.R.L.

22.	GretagMacbeth (Italy) S.R.L.

23.	Viptronic S.R.L.

24.	X-Rite Iberica

25.	X-Rite GmbH

26.	Gretag-Macbeth GmbH

27.	LOGO Betiligungsgesellchaft mbH

28.	LOGO Kommunikations- und Drucktechnik GmbH & Co. KG

29.	Pantone GmbH

30.	X-Rite spol, s.r.o.

31.	X-Rite Limited

32.	GretagMacbeth Limited

33.	X-Rite Asia Pacific Limited

34.	X-Rite Asia Pacific Pte Ltd

35.	X-Rite (Shanghai) Color Management Co., Ltd.

36.	X-Rite, (Shanghai) International Trading Limited

37.	GretagMacbeth (Shanghai) Company Limited

38.	X-Rite Kabushiki Kaisha

39.	Pantone KK